Exhibit 1.1

T2 Biosystems, Inc.

Common Stock, par value $0.001 per share

Underwriting Agreement

September 15, 2017

Canaccord Genuity Inc.

Cantor Fitzgerald & Co.

As representatives of the several Underwriters

    named in Schedule I hereto (the “Representatives”)

c/o Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, Massachusetts 02110

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

T2 Biosystems, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I(a) hereto (the “Underwriters”) an aggregate of 4,375,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (“Stock”), of the Company. In addition, at the election of the Underwriters, the Company proposes, subject to the terms and conditions stated herein, to issue and sell up to 656,250 additional shares (the “Optional Shares”) of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form S-3 (File No. 333-206707) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and excluding exhibits thereto, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 8:15 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)    The documents incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock or material change in the long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any outstanding stock options or warrants, the award of stock options in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, or the repurchase of shares of capital stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of stock options by option holders from employees terminating their service to the Company), (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) neither the Company nor any of its subsidiaries has declared or paid any dividends on its capital stock, or (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity (deficit) or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)    The Company and its subsidiaries have good and marketable title to all tangible personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries do not own any real property, and any real property and buildings held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution), except where the invalidity or unenforceability of any such lease would not materially interfere with the Company’s and its subsidiaries’ ability to conduct their business and except where the failure to have such leasehold title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(h)    The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, (ii) has power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the cases of (ii) and (iii), where the failure to have such power to authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock or the preferred stock of the Company, as applicable, contained in the Pricing Disclosure Package and Prospectus;

(j)    The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive, rights of first refusal or similar rights pursuant to the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party, except for such rights that have been complied with or effectively waived prior to the date hereof;

(k)    The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Authority (as defined below), except, in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the approval by FINRA of the underwriting terms and arrangements, (iii) to the Company’s knowledge, the approval for listing the Shares on the Nasdaq Global Market (“NASDAQ”), and (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement. For purpose of this Agreement, “Governmental Authority” shall mean (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal; (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing, in each case of clauses (i), (ii) and (iii) having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(l)    The Company is not in (A) violation of its Certificate of Incorporation, Bylaws or similar organizational documents or in violation of any other statute or order, rule or regulation of any Governmental Authority, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B), such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Certain Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, are accurate and complete;

(n)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)    From the time of the initial confidential submission of a registration statement relating to the Stock to the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(p)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)    At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r)    Ernst & Young LLP, which has certified certain financial statements of the Company, is an independent registered public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(s)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)    Except as disclosed in the Pricing Prospectus, the Company owns its patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Pricing Prospectus (collectively, the “Enabling Intellectual Property”); the Company also has valid, binding and enforceable licenses to specific patents and patent applications necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Pricing Prospectus (“Licensed Intellectual Property”); to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Enabling Intellectual Property and Licensed Intellectual Property are valid, enforceable and subsisting; except as disclosed in the Pricing Prospectus, (i) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Enabling Intellectual Property or Licensed Intellectual Property, (ii) other than notices occasionally received in the ordinary course of business from third parties claiming infringement or inviting the party to take licenses under third-party patents, the Company has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Enabling Intellectual Property, (iii) neither the commercial development nor sale of any of the products, proposed products or processes of the Company referred to in the Pricing Prospectus do, or will, to the knowledge of the Company, in the conduct of its business in the manner and to the extent described in the Pricing Prospectus, infringe any right or valid patent claim of any third party, except as would not reasonably be expected to have a Material Adverse Effect, (iv) none of the Enabling Intellectual Property or, to the knowledge of the Company, Licensed Intellectual Property has been adjudged invalid or unenforceable in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of such Enabling Intellectual Property or Licensed Intellectual Property, and (v) to the Company’s knowledge, no third party has any ownership right in or to any Enabling Intellectual Property, other than any co-owner of any patent constituting Enabling Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Enabling Intellectual Property who is named in such patent application, and to the Company’s knowledge, no third party has any ownership right in or to any Licensed Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Licensed Intellectual Property;

(w)    All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications;

and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(x)    The clinical studies conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company were, and if still pending are being, conducted in all material respects in accordance with applicable local, state and federal laws, rules and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations, and the Company has operated and currently is in compliance in all respects with all applicable rules and regulations of the U.S. Food and Drug Administration, the United States Department of Health and Human Services, the Centers for Medicare and Medicaid Services or any other Governmental Authority, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in the Pricing Prospectus, the Company has not received any notice from a Governmental Authority requiring the termination or suspension of any studies conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company;

(y)    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by the Company;

(z)    The financial statements, including the notes thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(aa)    There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(bb)    The Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(cc)    There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(dd)    Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for such rights that have been effectively waived;

(ee)    Neither the Company, any of its subsidiaries, any director or officer of the Company, nor, to the knowledge of the Company, any other affiliate, employee, agent or representative of the Company or other person associated with or acting on behalf of the Company or any of its subsidiaries, has or will (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violate or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violate or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company and its subsidiaries have, and to the knowledge of the Company its affiliates have, conducted their respective businesses in compliance with applicable anti-corruption laws and will institute and maintain policies and procedures designed to promote and achieve compliance with such laws;

(ff)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(gg)    Neither the Company, any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other sanctioning authority having jurisdiction over such Person (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine);

(hh)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(ii)    For the past five years, the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(jj)    The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement; provided, however, that the Company makes no such representation or warranty with respect to the actions of any Underwriter or affiliate or agent of any Underwriter acting on behalf of such Underwriter.

(kk)    (A) The Company is not in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any Governmental Authority, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), which violation would reasonably be expected to result in a material liability of the Company, (B) the Company has not received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) the Company is not aware of any pending or threatened notice, claim, proceeding or investigation which might lead to material liability under Environmental Laws, (D) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (E) the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(ll)    The Company has filed all material foreign, federal, state and local tax returns required to be filed by them through the date hereof or have duly requested extensions thereof, and have paid all taxes shown as due thereon except those which do not individually or in the aggregate, have a Material Adverse Effect, and all such tax returns are true and correct in all material respects; no deficiencies for taxes of the Company have been assessed by a tax authority and no deficiencies for taxes of the Company have, to the Company’s knowledge, been proposed by a tax authority;

(mm)    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of its business; the Company is in compliance with the terms of such policies and instruments, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(nn)    There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Registration Statement, Pricing Prospectus and the Prospectus which have not been described in such documents and the Pricing Disclosure Package as required;

(oo)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no labor dispute with or disturbance by the employees of the Company exists or, to the Company’s knowledge, is threatened, and (ii) the Company has not received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors;

(pp)    The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate in all material respects;

(qq)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company has any liability (each a “Plan”) is in compliance with all presently applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company has or reasonably expects to have any liability and (b) the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and

(rr)    The Company has no subsidiaries other than its wholly-owned subsidiary, T2 Biosystems Securities Corporation.

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $3.76, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I(a) hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(b) hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 656,250 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in electronic form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives, at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 19, 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the

Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036-7798 (the “Closing Location”), and the Shares will be delivered to the Representatives, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (and, if applicable, any subsidiaries) (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the Representatives’ prior written consent. The foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) grants of awards pursuant to equity incentive plans existing on the date of this Agreement and disclosed in the Pricing Prospectus, (C) issuances of Stock pursuant to the exercise of awards granted pursuant to clause (B), (D) issuances of Stock pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred stock and warrants, outstanding on the date of this Agreement and described in the Pricing Prospectus, (E) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or the Prospectus and the issuance of securities registered pursuant thereto, (F) issuances of securities under the Company’s employee stock purchase plan described in the Pricing Prospectus and (G) issuances of Stock or securities exercisable for, convertible into or exchangeable for Stock in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company; provided that, in the case of clause (G), (x) such issuances shall not in the aggregate be greater than 5% of the total outstanding shares of Stock of the Company immediately following the completion of this offering of Shares, and (y) the recipients of such Stock agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(k) hereof;

(f)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on NASDAQ;

(h)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(i)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the fees, expenses and disbursements of counsel for the Underwriters; (vii) the cost of preparing stock certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of any aircraft chartered in connection with any road show meetings); and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the Company shall not be required to pay, cause to be paid or reimburse the Underwriters for their fees, costs and expenses (including the fees, expenses and disbursements of counsel for the Underwriters) in excess of $85,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’ reasonable satisfaction;

(b)    Cooley LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)    Clark & Elbing LLP, special counsel for the Company with respect to intellectual property matters, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e)    Hogan Lovells LLP, special counsel for the Company with respect to certain regulatory matters, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders’ equity (deficit) or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Delaware State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(i)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading);

(j)    The Shares to be sold at such Time of Delivery shall have been duly listed for quotation, subject to notice of issuance, on NASDAQ;

(k)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director and officer and certain other holders of the Company’s securities as the Representatives may require, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives;

(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)    The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

9.    (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any roadshow as defined in Rule 433(h) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus. The statements set forth in the first sentence of the first paragraph under the heading “Underwriting—Commissions and Expenses” and the first sentence of the first paragraph, the first sentence of the second paragraph and the first sentence of the fourth paragraph under the heading “Underwriting—Price Stabilization and Short Positions” of the Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters (and, for the avoidance of doubt, not by the Company or any other party), as such information is referred to in this Section 9.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent it is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such action or counsel satisfactory to the indemnified party or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s discounts and commissions received pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the

Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Canaccord Genuity Inc. at 99 High Street, 12th Floor, Boston, Massachusetts 02110, Attention: Equity Capital Markets (fax: (617) 371-3798); and Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Facsimile: (212) 829-4708, Attention: General Counsel, with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036, Facsimile: (212) 479-6275, Attention: Daniel I. Goldberg; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy to Latham & Watkins LLP, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Johan V. Brigham; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriters and their affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, including by facsimile, PDF or other electronic means, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough
Name:	John McDonough
Title:	President and CEO

Accepted as of the date hereof:

CANACCORD GENUITY INC.

By:	/s/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Senior Managing Director Head of U.S. Equity Capital Markets

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Head of Investment Banking

On behalf of themselves and each of the Underwriters

SCHEDULE I(a)

Underwriter	Total Number of Firm Shares to be Purchased
Canaccord Genuity Inc.	1,826,563
Cantor Fitzgerald & Co.	1,826,562
Janney Montgomery Scott LLC	350,000
JonesTrading Services LLC	262,500
WBB Securities, LLC	109,375

Total	4,375,000

SCHEDULE I(b)

Underwriter	Number of Optional Shares to be Purchased if Maximum Option Exercised
Canaccord Genuity Inc.	273,985
Cantor Fitzgerald & Co.	273,984
Janney Montgomery Scott LLC	52,500
JonesTrading Services LLC	39,375
WBB Securities, LLC	16,406

Total	656,250

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)	Additional documents incorporated by reference

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

Price per share to the public: $4.00 per share

Number of Firm Shares: 4,375,000

Number of Optional Shares: 656,250

Underwriting discounts and commissions: $0.24 per share

ANNEX I(a)

FORM OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED

AT EACH TIME OF DELIVERY

ANNEX II

FORM OF LOCK-UP AGREEMENT

T2 Biosystems, Inc.

Lock-Up Agreement

            , 2017

T2 Biosystems, Inc.

101 Hartwell Avenue

Lexington, MA 02421

and

Canaccord Genuity Inc.

Cantor Fitzgerald & Co.

As representatives of the several Underwriters

c/o Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, Massachusetts 02110

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Re:	T2 Biosystems, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Canaccord Genuity Inc. and Cantor Fitzgerald & Co. as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters to be named in Schedule I to such agreement (collectively, the “Underwriters”), with T2 Biosystems, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or publicly disclose an intention to take any such actions with respect to, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”), or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this letter agreement (the “Lock-Up Agreement”) and continue for 90 days after the public offering date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld in its sole discretion), (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the offering contemplated by the Underwriting Agreement or with any issuance or sale by the Company of any equity or other securities before such offering.

Notwithstanding the foregoing, the restrictions set forth in the second paragraph of this Lock-Up Agreement shall not apply to any transfer of the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iii) by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iv) for the primary purpose of satisfying the exercise price and/or tax withholding obligations upon the vesting or exercise of an option or other award granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus or the conversion or exercise of a warrant of the Company described in the Prospectus, (v) pursuant to Section 19 of the Company’s Amended and Restated 2006 Employee, Director and Consultant Stock Plan, (vi) with the prior written consent of the Representatives on behalf of the Underwriters, (vii) acquired in open market transactions on or after the Public Offering Date, (viii) as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, (ix) in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfer of Shares pursuant to such plan may occur during the Lock-Up Period, (x) pursuant to any contractual arrangement described in the Prospectus in effect on the date of this Lock-Up Agreement that provides for the repurchase of the Undersigned’s Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Shares, (xi) to the Company in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, Common Stock of the Company, provided that any such shares of Common Stock received shall be subject to the terms of this Lock-Up Agreement and (xii) pursuant to a merger, consolidation or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors, provided that, in the event that such Change of Control is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the Undersigned’s Shares shall remain with the undersigned. In addition, with respect to clauses (i) through

(x) above, it shall be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin. For the purposes of clause (xii), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the public offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold 100% of the outstanding voting securities of the Company (or the surviving entity). In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Shares by transfer to any corporation, partnership, limited liability company or other legal entity that, directly or indirectly, controls, is controlled by, or is under common control with, the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that (a) the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement and (b) that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period. The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever, except those arising under securities laws. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the public offering contemplated by the Underwriting Agreement, (ii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters or (iv) September 30, 2017 ( (provided, however, that the Company may extend such date by up to three months with written notice to the undersigned prior thereto) if the Company is still pursuing the offering contemplated by the Underwriting Agreement, in the event the closing of the Public Offering Date shall not have occurred prior to such date.

Very truly yours,

Name of Stockholder (Print exact name)

By:
Signature

If signing on behalf of an entity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)